Exhibit 10.3

March 1, 2018

Mr. Daniel J. Finnegan
c/o Booking Holdings Inc.
800 Connecticut Avenue
Norwalk, CT 06854

Dear Dan:

This letter serves to amend the letter agreement between you and Booking Holdings Inc. (f/k/a The Priceline Group Inc.) (the “Company”), dated May 11, 2017 (the “Letter Agreement”), to delay the start of the period during which you have agreed to serve as a consultant to the Company. The Letter Agreement is hereby amended as follows:

•	The “Subsequent Employment Period,” as such term is defined in Section 1(b) of the Letter Agreement, is revised to extend until (and including) May 15, 2018.

•	The “Consulting Period,” as such term is defined in Section 1(c) of the Letter Agreement, is revised to commence on May 16, 2018.

•	Except as otherwise provided herein, the Letter Agreement shall continue in full force and effect in accordance with its terms.

If you agree with the foregoing, please sign and date this letter agreement in the space indicated below.

Warm regards,

/s/ Peter J. Millones
Peter J. Millones
Executive Vice President

Acknowledged and Accepted:

/s/ Daniel J. Finnegan
Daniel J. Finnegan

Date: March 1, 2018